National Fuel Gas Company	Financial News

6363 Main Street/Williamsville, NY 14221

James C. Welch
Investor Relations
716-857-6987
Release Date: Immediate August 2, 2007
Ronald J. Tanski
Treasurer
716-857-6981
NATIONAL FUEL REPORTS THIRD QUARTER EARNINGS
Williamsville, New York: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated earnings for the quarter ended June 30, 2007.
HIGHLIGHTS
•	Reported GAAP earnings for the third quarter were $46.8 million or $0.55 per share. This is an increase of $46.7 million or $0.55 per share from the prior year’s quarter. With the exception of the Timber segment, earnings for the quarter increased in all segments compared to the prior year.
•	Quarterly operating results before items impacting comparability were $42.0 million or $0.49 per share, an increase of $8.5 million or $0.10 per share from the prior year’s third quarter.
•	The Company is increasing and narrowing its GAAP guidance range for fiscal 2007 earnings to a range of $2.38 to $2.46 per share.* This guidance excludes any effects from a sale by the Company’s Exploration and Production segment of its Canadian operations. The Company’s preliminary GAAP guidance for fiscal 2008 is in the range of $2.45 to $2.65 per share.* This includes oil and gas production for the Exploration and Production segment in the range of 38 to 44 billion cubic feet equivalent (“Bcfe”) but excludes any Canadian production.*
•	A conference call is scheduled for Friday, August 3, 2007 at 11:00 am Eastern Time.
MANAGEMENT COMMENTS
     Philip C. Ackerman, Chairman and Chief Executive Officer of National Fuel Gas Company stated: “This was another solid quarter and a record third quarter for the Company. Our GAAP earnings increased in all segments, with the exception of the Timber segment. Both our GAAP earnings of $0.55 per share and operating results of $0.49 per share exceed market estimates, and are the highest achieved in the third quarter in our history. Our business model of participating in all areas of the natural gas industry, coupled with our employees’ continued dedication to operating our assets in an efficient and safe manner, made these results attainable.”
     “We are also pleased to announce significant milestones toward achieving an in-service date of November 2008 for the Empire Connector pipeline.* At this time, all major regulatory approvals have been received, a service agreement has been signed with KeySpan Gas East
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Page 2.
Corporation, our anchor shipper, and we have finalized the contracts for two crucial components of the project; at present the pipe and compression equipment is being manufactured. In an effort to accelerate our construction schedule, we will begin contacting landowners next week to coordinate construction activities for at least 20 miles of the pipeline by calendar-year end.* This project demonstrates our strong commitment to the Pipeline and Storage segment, and our pursuit of projects that add critical infrastructure to serve the growing markets in the New England and the Mid-Atlantic regions.”*
SUMMARY OF RESULTS
     National Fuel had consolidated earnings for the quarter ended June 30, 2007, of $46.8 million, an increase of $46.7 million, or $0.55 per share, from the prior year’s third quarter of $0.1 million or less than $0.01 per share (note: all references to earnings per share are to diluted earnings per share, all amounts are stated in U.S. dollars and all amounts used in the earnings and operating results discussions are after tax unless otherwise noted).
     Consolidated earnings for the nine months ended June 30, 2007, of $179.8 million, or $2.11 per share, increased $43.6 million, or $0.53 per share, from the same period in the prior year, where earnings were $136.1 million, or $1.58 per share.

	Three Months		Nine Months
	Ended June 30,		Ended June 30,
(in thousands except per share amounts)	2007	2006	2007	2006
Reported GAAP earnings	$46,798	$111	$179,765	$136,123
Items impacting comparability[1]:

Reversal of reserve for preliminary project costs	(4,787)		(4,787)
Resolution of purchased gas contingency			(2,344)
Discontinuation of hedge accounting			(1,888)
Impairment of Canadian oil and gas producing properties		39,502		39,502
Income tax adjustments		(6,122)		(11,202)
Out-of-period symmetrical sharing adjustment				(2,551)

Operating results	$42,011	$33,491	$170,746	$161,872

Reported GAAP earnings per share	$0.55	$0.00	$2.11	$1.58
Items impacting comparability[1]:

Reversal of reserve for preliminary project costs	(0.06)		(0.06)
Resolution of purchased gas contingency			(0.03)
Discontinuation of hedge accounting			(0.02)
Impairment of Canadian oil and gas producing properties		0.46		0.46
Income tax adjustments		(0.07)		(0.13)
Out-of-period symmetrical sharing adjustment				(0.03)

Earnings excluding these items	$0.49	$0.39	$2.00	$1.88

[1]	See discussion of these individual items below.
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Page 3.
     As outlined in the table above, certain items included in GAAP earnings impacted the comparability of the Company’s operating results when comparing the third quarter and nine months ended June 30, 2007 to the comparable periods in fiscal 2006. Excluding these items, operating results for the current third quarter of $42.0 million or $0.49 per share increased $8.5 million or $0.10 per share. Excluding these items, operating results for the nine months ended June 30, 2007 of $170.7 million or $2.00 per share increased $8.9 million or $0.12 per share. Items impacting comparability will be discussed in more detail within the discussion of segment earnings below.
DISCUSSION OF RESULTS BY SEGMENT
     (The following discussion of earnings for each segment is summarized in a tabular form at pages 9 through 12 of this report. It may be helpful to refer to those tables while reviewing this discussion.)
Utility Segment
     The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania. The Utility segment’s earnings of approximately $3.7 million, or $0.04 per share for the quarter ended June 30, 2007, increased $2.9 million, or $0.03 per share, compared to the prior year’s third quarter. In the New York Division, earnings increased $0.9 million mainly due to higher customer usage per account, partially offset by higher operating expenses, a higher effective tax rate and higher interest expense. In the Pennsylvania division, earnings increased $1.9 million compared to the prior year’s third quarter, mainly due to the impact of an increase in base rates. On January 1, 2007, Distribution implemented the Settlement Agreement approved by the Pennsylvania Public Utility Commission, which, among other things, provided for a $14.3 million (before tax) annual base rate increase. Colder weather in April and higher customer usage per account also contributed to the increase. The increase was partially offset by slightly higher operating expenses and interest expense.
     The Utility segment’s earnings of $54.3 million, or $0.64 per share, for the nine months ended June 30, 2007, increased $3.1 million, or $0.05 per share, compared to the nine months ended June 30, 2006. Earnings in Distribution’s New York Division for the nine months ended June 30, 2007, of $36.0 million decreased $4.7 million compared to the prior year. The comparability of the nine month results is impacted by a $2.6 million out-of-period adjustment recorded in the first quarter of fiscal 2006 to correct Distribution’s calculation of the symmetrical sharing component of the New York Division’s gas adjustment rate. Excluding this item, operating results in the New York Division decreased $2.1 million, or $0.03 per share. This decrease is mainly due to higher bad debt and other operating expenses and higher property taxes. Increased customer usage per account partially offset the decrease.
     For the nine months ended June 30, 2007, earnings in Distribution’s Pennsylvania Division of $18.3 million, or $0.22 per share, increased $7.8 million, or $0.09 per share, compared to the prior year. Earnings increased primarily due to the impact of weather that was 6.6 percent colder than the prior year and the annual $14.3 million (before tax) increase in base rates described above. A lower effective tax rate also contributed to the increase. Partially offsetting the increase was higher interest expense.
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Pipeline and Storage Segment
     The Pipeline and Storage segment operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire State Pipeline (“Empire”). These companies provide natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and western Pennsylvania.
     The Pipeline and Storage segment’s earnings of $15.5 million, or $0.18 per share, for the quarter ended June 30, 2007, increased $2.8 million, or $0.03 per share, when compared with the same period in the prior fiscal year. The comparability of the quarterly results is impacted by the reversal of a $4.8 million reserve for preliminary project costs on the Empire Connector project. Empire recorded a reserve against any project development costs until such time that it was probable that the project was likely to be built and placed in service. In June 2007, Empire and KeySpan Gas East Corporation signed a firm transportation service agreement that obligates Empire to perform transportation services, requiring Empire to construct and operate the Empire Connector. Excluding this item, operating results for the Pipeline and Storage segment decreased $2.0 million. The decrease is primarily due to lower efficiency gas revenue resulting from lower retained volumes compared to the prior year’s third quarter. The lower volumes of efficiency gas result from a FERC-approved settlement of a complaint filed by various parties against Supply Corporation under Sections 5(a) and 13 of the Natural Gas Act (the “FERC settlement”) that was generally effective as of December 1, 2006. The FERC settlement also increased Supply Corporation’s expense for post-retirement benefits, which resulted in higher operating expenses for the quarter. Partially offsetting these items, the FERC settlement lowered Supply Corporation’s depreciation rates, which resulted in lower depreciation expense for the quarter. Higher interest expense and a higher effective tax rate in the quarter also contributed to the decrease in operating results for the quarter.
     Earnings of $43.1 million, or $0.51 per share, for the nine months ended June 30, 2007, decreased $2.3 million, or $0.02 per share, when compared with the nine months ended June 30, 2006. The comparability of the results for the nine months ended June 30, 2007, is impacted by the $4.8 million reversal of the reserve for preliminary project costs on the Empire Connector project described above, and a $1.9 million gain associated with the prepayment in the first quarter of 2007 of the project financing debt for the Empire State Pipeline. Upon the payment of that debt, the corresponding interest rate collar no longer qualified for hedge accounting, and gains and losses could no longer be deferred. Excluding these items, operating results decreased $9.0 million, or $0.10 per share, for the nine months ended June 30, 2007, mainly due to lower efficiency gas revenue resulting from lower natural gas prices and lower retained volumes due to the FERC settlement discussed above, as well as a gain on sales of efficiency gas that was recorded in the nine months ended June 30, 2006, that did not recur in the nine months ended June 30, 2007. An increase in post-retirement benefits expense, also due to the FERC settlement, and higher interest expense, contributed to the decline in operating results. The decrease was partially offset by lower depreciation expense, resulting from the FERC settlement.
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Exploration and Production Segment
     The Exploration and Production segment operations are carried out by Seneca Resources Corporation (“Seneca”). Seneca explores for, develops and purchases natural gas and oil reserves in California, the Appalachian region, and in the Gulf Coast regions of Texas, Louisiana and Alabama. Seneca is currently negotiating the sale of its assets in the western provinces of Canada and expects that it may complete a sale by September 30, 2007.*
     The Exploration and Production segment’s earnings in the third quarter of fiscal 2007 of $24.4 million or $0.29 per share increased $39.6 million or $0.47 per share when compared with the prior year’s third quarter. The comparability of the quarterly results is impacted by a non-cash charge of $39.5 million recorded in the third quarter of fiscal 2006 to write down the value of Seneca’s Canadian oil and natural gas producing properties that did not recur this year. Seneca uses the full cost method of accounting for determining the book value of its oil and natural gas properties. This method requires that Seneca perform a quarterly “ceiling test” to compare, on a country-by-country basis, the present value of future revenues from its oil and natural gas reserves based on current market prices (“the ceiling”) with the book value of those reserves at the balance sheet date. If the book value of the reserves in any country exceeds the ceiling, a non-cash charge must be recorded to reduce the book value of the reserves to the calculated ceiling. In addition, in the third quarter of fiscal 2006, Seneca recognized a $6.1 million benefit to earnings related to income taxes. The Company reversed a valuation allowance associated with the capital loss carryforward that resulted from the 2003 sale of certain Seneca oil properties and also recognized a tax benefit related to the favorable resolution of certain open tax issues.
     Excluding these items, operating results in the Exploration and Production segment increased $6.2 million, or $0.08 per share, for the third quarter of fiscal 2007. The increase was mainly due to higher crude oil and natural gas prices realized after hedging. For the quarter ended June 30, 2007, the weighted average oil price received by Seneca (after hedging) was $53.40 per barrel (“Bbl”), an increase of $8.27 per Bbl, or 18.3 percent from the prior year’s quarter. The weighted average natural gas price received by Seneca (after hedging) for the quarter ended June 30, 2007, was $7.33 per thousand cubic feet (“Mcf”), an increase of $0.76 per Mcf, or 11.6 percent from the prior year’s quarter. The increase in commodity prices more than offset a 0.6 Bcfe decrease in production. Operating expenses for the quarter, were up slightly compared to the prior year quarter. Lower depletion expense, which on a per unit basis, decreased $0.25 per thousand cubic feet equivalent (“Mcfe”) to $1.92 per Mcfe was offset by higher lease operating expenses (“LOE”). The decrease in depletion expense is mainly due to the lower book value of the Canadian oil and gas properties as a result of the write down described above. The increase in LOE is due primarily to escalating service costs. A lower effective tax rate also contributed to the increase in operating results.
     The Exploration and Productions segment’s earnings of $65.0 million, or $0.76 per share, for the nine months ended June 30, 2007, increased $36.8 million, or $0.43 per share, when compared with the nine months ended June 30, 2006. The comparability of the nine-month results is impacted by the charge to write down the value of Seneca’s Canadian oil and natural gas producing properties and the tax adjustment described above. Also impacting comparability is an adjustment to the deferred income tax balance recorded in the second quarter of fiscal 2006.
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     Excluding these items, operating results for the nine months ended June 30, 2007, in the Exploration and Production segment increased $8.5 million, or $0.10 per share, from the prior year. This increase is mainly due to higher crude oil prices realized after hedging, combined with a 0.3 Bcfe increase in production. A decrease in oil production was offset by an increase in gas production, while a drop in gas prices realized after hedging was more than offset by an increase in oil prices realized after hedging. For the nine months ended June 30, 2007, the weighted average oil price received by Seneca (after hedging) was $48.37 per Bbl, an increase of $8.81 per Bbl, or 22.3 percent, from the prior year. The weighted average natural gas price received by Seneca (after hedging) was $7.04 per Mcf, a decrease of $0.39 per Mcf, or 5.2 percent, from the prior year. Operating expenses for the nine months ended June 30, 2007 were slightly higher than the prior year. Lower depletion expense was more than offset by the increase in LOE. The increase in LOE was mostly in the Gulf of Mexico due to the hurricane related shut-ins experienced in fiscal year 2006 and new producing fields coming on line in fiscal 2007. Operating results were also impacted by a higher effective tax rate.
Energy Marketing
     National Fuel Resources, Inc. (“NFR”) comprises the Company’s Energy Marketing segment. NFR markets natural gas to industrial, commercial, public authority and residential customers in western and central New York and northwestern Pennsylvania, offering competitively priced energy and energy management services to its customers.
     The Energy Marketing segment’s net income for the third quarter of fiscal 2007 of $1.2 million or $0.01 per share, increased $0.2 million compared to the third quarter last year. Earnings for the nine months ended June 30, 2007, of $8.4 million, or $0.10 per share, increased $2.5 million, or $0.03 per share, compared to the nine months ended June 30, 2006. The comparability of the nine month results is impacted by a $2.3 million reversal of an accrual for purchased gas expense for which a contingency was resolved during the second quarter. Excluding this item, operating results for the Energy Marketing segment for the nine month ended June 30, 2007 were flat compared to the nine months ended June 30, 2006.
Timber Segment
     The Timber segment operations are carried out by Highland Forest Resources, Inc. (“Highland”) and Seneca’s Northeast Division. This segment markets high quality hardwoods from its New York and Pennsylvania land holdings, and owns two sawmill/dry kiln operations in northwestern Pennsylvania.
     The Timber segment’s net loss for the quarter ended June 30, 2007, of $0.4 million or less than $0.01 per share, is a decrease of $1.9 million from earnings of $1.5 million in the prior year’s third quarter. The decrease is due to lower margins primarily on logs, green lumber and kiln-dried lumber. The decreased margins are due to a combination of lower sales volumes and prices received mainly for kiln-dried cherry lumber and soft and hard maple green lumber.
     Earnings for the nine months ended June 30, 2007, of $3.1 million decreased $2.2 million from the prior year’s earnings. The decrease is due to lower margins on logs, green lumber and kiln-dried lumber. The decreased margins are due to a combination of lower sales volumes and prices. The wet weather early in the year resulted in lower harvest volumes. This, combined
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with lower unit prices, resulted in lower revenues for kiln-dried cherry lumber and soft and hard maple green lumber. The mix of lumber grades also contributed to the decrease.
Corporate and All Other
     Other direct, wholly-owned subsidiaries of the Company include: Horizon Energy Development, Inc., a corporation formerly engaged in the development of international power projects; Horizon LFG, Inc., a corporation engaged through subsidiaries in the purchase, processing, transportation and sale of landfill gas; and Horizon Power, Inc., a corporation that develops and owns independent electric generation facilities which are fueled with natural gas or landfill gas.
     Earnings in the Corporate and All Other category for the quarter ended June 30, 2007, were $2.3 million, an increase of $3.1 million when compared to the prior year’s third quarter loss of $0.8 million. The increase is due to higher margins in Horizon LFG, Inc., higher income from unconsolidated subsidiaries in Horizon Power Inc., higher intercompany interest income, lower operating costs and a lower effective tax rate.
     Earnings in the Corporate and All Other category for the nine months ended June 30, 2007, were $5.9 million, an increase of $5.7 million when compared to the prior year’s earnings. The increase is mainly due to higher margins in Horizon LFG, Inc., higher income from unconsolidated subsidiaries in Horizon Power, Inc., higher intercompany interest income and a lower effective tax rate.
EARNINGS GUIDANCE
     The Company is increasing and narrowing its GAAP guidance range for fiscal 2007 earnings to a range of $2.38 to $2.46 per share.* This guidance excludes any effects from a sale by Seneca of its Canadian operations. The Company’s preliminary GAAP guidance for fiscal 2008 is in the range of $2.45 to $2.65 per share.* This includes oil and gas production for the Exploration and Production segment in the range of 38 to 44 Bcfe.* The Company is not including any forecast with respect to production volumes in Canada. Further details regarding the production guidance are included on page 23 of this document.
EARNINGS TELECONFERENCE
     The Company will host a conference call on Friday, August 3, 2007 at 11 a.m. (Eastern Time) to discuss this announcement. There are two ways to access this call. For those with Internet access, visit National Fuel’s Web site at nationalfuelgas.com and click on the “For Investors” link at the top of the homepage. For those without Internet access, access is also provided by dialing (toll-free) 1-800-237-9752, and using the passcode “86158770.” For those unable to listen to the live conference call, a replay will be available approximately one hour after the conclusion of the call at the same Web site link and by phone at (toll free) 888-286-8010 using passcode “27159393.” Both the webcast and telephonic replay will be available until the close of business on Friday, August 10, 2007.
     National Fuel is an integrated energy company with $3.8 billion in assets comprised of the following five operating segments: Utility, Pipeline and Storage, Exploration and Production,
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Energy Marketing, and Timber. Additional information about National Fuel is available on its Internet Web site: http://www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

Analyst Contact:	James C. Welch	(716) 857-6987
Media Contact:	Julie Coppola Cox	(716) 857-7079

*	Certain statements contained herein, including those which are designated with an asterisk (“*”) and those which use words such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in laws and regulations to which the Company is subject, including changes in tax, environmental, safety and employment laws and regulations; changes in economic conditions, including economic disruptions caused by terrorist activities, acts of war or major accidents; changes in demographic patterns and weather conditions, including the occurrence of severe weather, such as hurricanes; changes in the availability and/or price of natural gas or oil and the effect of such changes on the accounting treatment or valuation of derivative financial instruments or the Company’s natural gas and oil reserves; impairments under the Securities and Exchange Commission’s full cost ceiling test for natural gas and oil reserves; changes in the availability and/or price of derivative financial instruments; changes in the price differentials between various types of oil; inability to obtain new customers or retain existing ones; significant changes in competitive factors affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those involving acquisitions, financings, rate cases (which address, among other things, allowed rates of return, rate design and retained gas), affiliate relationships, industry structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs or plans, including changes in the plans of the sponsors of the proposed Millennium Pipeline with respect to that project; the nature and projected profitability of pending and potential projects and other investments, and the ability to obtain necessary governmental approvals and permits; occurrences affecting the Company’s ability to obtain funds from operations or from issuances of short-term notes or debt or equity securities to finance needed capital expenditures and other investments, including any downgrades in the Company’s credit ratings; uncertainty of oil and gas reserve estimates; ability to successfully identify and finance acquisitions or other investments and ability to operate and integrate existing and any subsequently acquired business or properties; ability to successfully identify, drill for and produce economically viable natural gas and oil reserves; significant changes from expectations in the Company’s actual production levels for natural gas or oil; regarding foreign operations, changes in trade and monetary policies, inflation and exchange rates, taxes, operating conditions, laws and regulations related to foreign operations, and political and governmental changes; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees or contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; the cost and effects of legal and administrative claims against the Company; changes in actuarial assumptions and the return on assets with respect to the Company’s retirement plan and post-retirement benefit plans; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED JUNE 30, 2007

		Pipeline &	Exploration &	Energy		Corporate /
(Thousands of Dollars)	Utility	Storage	Production	Marketing	Timber	All Other	Consolidated

Third quarter 2006 GAAP earnings	$827	$12,642	$(15,127)	$1,045	$1,529	$(805)	$111
Items impacting comparability:
Income tax adjustments			(6,122)				(6,122)
Impairment of oil and gas properties			39,502				39,502

Third quarter 2006 operating results	827	12,642	18,253	1,045	1,529	(805)	33,491

Drivers of operating results
Base rate increase in Pennsylvania	1,826						1,826
Usage	2,855						2,855

Lower efficiency gas revenues		(1,175)					(1,175)
Lower (higher) operating costs	(674)	(794)				326	(1,142)
Lower depreciation / depletion		844	2,707		281		3,832

Higher crude oil prices			4,588				4,588
Higher natural gas prices			3,110				3,110
Lower natural gas production			(1,177)				(1,177)
Lower crude oil production			(1,792)				(1,792)
Higher lease operating expenses			(2,598)				(2,598)

Lower (higher) effective tax rate	(556)	(486)	1,575			620	1,153
Income from unconsolidated subsidiaries						462	462

Higher (lower) margins					(2,047)	209	(1,838)

Higher interest income (expense)	(590)	(1,007)				1,351	(246)

All other / rounding	17	640	(231)	188	(127)	175	662

Third quarter 2007 operating results	3,705	10,664	24,435	1,233	(364)	2,338	42,011
Items impacting comparability:
Reversal of reserve for preliminary project costs		4,787					4,787

Third quarter 2007 GAAP earnings	$3,705	$15,451	$24,435	$1,233	$(364)	$2,338	$46,798

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED JUNE 30, 2007

		Pipeline &	Exploration &	Energy		Corporate /
	Utility	Storage	Production	Marketing	Timber	All Other	Consolidated

Third quarter 2006 GAAP earnings	$0.01	$0.15	$(0.18)	$0.01	$0.02	$(0.01)	$—
Items impacting comparability:
Income tax adjustment			(0.07)				(0.07)
Impairment of oil and gas properties			0.46				0.46

Third quarter 2006 operating results	0.01	0.15	0.21	0.01	0.02	(0.01)	0.39

Drivers of operating results
Base rate increase in Pennsylvania	0.02						0.02
Usage	0.03						0.03

Lower efficiency gas revenues		(0.01)					(0.01)
Lower (higher) operating costs	(0.01)	(0.01)				—	(0.02)
Lower depreciation / depletion		0.01	0.03		—		0.04

Higher crude oil prices			0.05				0.05
Higher natural gas prices			0.04				0.04
Lower natural gas production			(0.01)				(0.01)
Lower crude oil production			(0.02)				(0.02)
Higher lease operating expenses			(0.03)				(0.03)

Lower (higher) effective tax rate	(0.01)	(0.01)	0.02			0.01	0.01
Income from unconsolidated subsidiaries						0.01	0.01

Higher (lower) margins					(0.02)	—	(0.02)

Higher interest income (expense)	(0.01)	(0.01)				0.02	—

All other / rounding	0.01	—	—	—	—	—	0.01

Third quarter 2007 operating results	0.04	0.12	0.29	0.01	—	0.03	0.49
Items impacting comparability:
Reversal of reserve for preliminary project costs		0.06					0.06

Third quarter 2007 GAAP earnings	$0.04	$0.18	$0.29	$0.01	$—	$0.03	$0.55

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
NINE MONTHS ENDED JUNE 30, 2007

		Pipeline &	Exploration &	Energy		Corporate /
(Thousands of Dollars)	Utility	Storage	Production	Marketing	Timber	All Other	Consolidated

Nine months ended June 30, 2006 GAAP earnings	$51,234	$45,384	$28,152	$5,909	$5,235	$209	$136,123
Items impacting comparability:
Out-of-period adjustment to symmetrical sharing	(2,551)						(2,551)
Income tax adjustments			(11,202)				(11,202)
Impairment of oil and gas properties			39,502				39,502

Nine months ended June 30, 2006 operating results	48,683	45,384	56,452	5,909	5,235	209	161,872

Drivers of operating results
Colder weather in Pennsylvania	2,272						2,272
Base rate increase in Pennsylvania	4,859						4,859
Lower (higher) operating costs	(3,073)	(1,041)				(260)	(4,374)
Higher property taxes	(863)						(863)
Usage	2,575						2,575

Lower efficiency gas revenues		(6,998)					(6,998)
Lower depreciation / depletion		1,830	2,536		1,183		5,549

Higher crude oil prices			14,866				14,866
Lower natural gas prices			(5,108)				(5,108)
Higher natural gas production			4,699				4,699
Lower crude oil production			(2,796)				(2,796)
Higher lease operating expenses			(3,483)				(3,483)
Lower (higher) effective tax rate	1,342		(2,527)			1,282	97
Income from unconsolidated subsidiaries						585	585

Higher (lower) margins				264	(3,080)	936	(1,880)

Higher interest income (expense)	(1,268)	(2,376)				3,369	(275)

All other / rounding	(205)	(399)	319	(86)	(285)	(195)	(851)

Nine months ended June 30, 2007 operating results	54,322	36,400	64,958	6,087	3,053	5,926	170,746
Items impacting comparability:
Reversal of reserve for preliminary project costs		4,787					4,787
Resolution of a purchased gas contingency				2,344			2,344
Discontinuance of hedge accounting		1,888					1,888

Nine months ended June 30, 2007 GAAP earnings	$54,322	$43,075	$64,958	$8,431	$3,053	$5,926	$179,765

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
NINE MONTHS ENDED JUNE 30, 2007

		Pipeline &	Exploration &	Energy		Corporate /
	Utility	Storage	Production	Marketing	Timber	All Other	Consolidated

Nine months ended June 30, 2006 GAAP earnings	$0.59	$0.53	$0.33	$0.07	$0.06	$—	$1.58
Items impacting comparability:
Out-of-period adjustment to symmetrical sharing	(0.03)						(0.03)
Income tax adjustments			(0.13)				(0.13)
Impairment of oil and gas properties			0.46				0.46

Nine months ended June 30, 2006 operating results	0.56	0.53	0.66	0.07	0.06	—	1.88

Drivers of operating results
Colder weather in Pennsylvania	0.03						0.03
Base rate increase in Pennsylvania	0.06						0.06
Lower (higher) operating costs	(0.04)	(0.01)				—	(0.05)
Higher property taxes	(0.01)						(0.01)
Usage	0.03						0.03

Lower efficiency gas revenues		(0.08)					(0.08)
Lower depreciation / depletion		0.02	0.03		0.01		0.06

Higher crude oil prices			0.17				0.17
Lower natural gas prices			(0.06)				(0.06)
Higher natural gas production			0.06				0.06
Lower crude oil production			(0.03)				(0.03)
Higher lease operating expenses			(0.04)				(0.04)

Lower (higher) effective tax rate	0.02		(0.03)			0.01	—
Income from unconsolidated subsidiaries						0.01	0.01

Higher (lower) margins					(0.04)	0.01	(0.03)

Higher interest income (expense)	(0.01)	(0.03)				0.04	—

All other / rounding	—	—	—	—	0.01	(0.01)	—

Nine months ended June 30, 2007 operating results	0.64	0.43	0.76	0.07	0.04	0.06	2.00
Items impacting comparability:
Reversal of reserve for preliminary project costs		0.06					0.06
Resolution of a purchased gas contingency				0.03			0.03
Discontinuance of hedge accounting		0.02					0.02

Nine months ended June 30, 2007 GAAP earnings	$0.64	$0.51	$0.76	$0.10	$0.04	$0.06	$2.11

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
(Thousands of Dollars, except per share amounts)	2007	2006	2007	2006
SUMMARY OF OPERATIONS
Operating Revenues	$463,145	$415,452	$1,779,541	$2,017,189

Operating Expenses:
Purchased Gas	219,075	184,635	938,918	1,187,952
Operation and Maintenance	96,782	96,117	321,695	320,821
Property, Franchise and Other Taxes	17,804	16,845	55,149	54,147
Depreciation, Depletion and Amortization	41,100	46,943	125,986	134,267
Impairment of Oil and Gas Producing Properties	—	62,371	—	62,371

	374,761	406,911	1,441,748	1,759,558

Operating Income	88,384	8,541	337,793	257,631

Other Income (Expense):
Income from Unconsolidated Subsidiaries	926	215	3,099	2,199
Interest Income	1,649	2,203	3,897	4,301
Other Income	787	546	4,028	1,535
Interest Expense on Long-Term Debt	(18,226)	(18,135)	(52,158)	(54,502)
Other Interest Expense	(1,512)	(1,026)	(4,877)	(4,266)

Income (Loss) Before Income Taxes	72,008	(7,656)	291,782	206,898

Income Tax Expense (Benefit)	25,210	(7,767)	112,017	70,775

Net Income Available for Common Stock	$46,798	$111	$179,765	$136,123

Earnings Per Common Share:
Basic	$0.56	$—	$2.17	$1.62

Diluted	$0.55	$—	$2.11	$1.58

Weighted Average Common Shares:
Used in Basic Calculation	83,483,718	84,013,556	83,018,583	84,231,490

Used in Diluted Calculation	85,668,055	86,016,131	85,192,777	86,150,927

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	September 30,
(Thousands of Dollars)	2007	2006

ASSETS
Property, Plant and Equipment	$4,928,627	$4,703,040
Less - Accumulated Depreciation, Depletion and Amortization	1,960,265	1,825,314

Net Property, Plant and Equipment	2,968,362	2,877,726

Current Assets:
Cash and Temporary Cash Investments	62,530	69,611
Hedging Collateral Deposits	3,400	19,676
Receivables - Net	222,249	144,254
Unbilled Utility Revenue	20,569	25,538
Gas Stored Underground	30,829	59,461
Materials and Supplies — at average cost	30,621	36,693
Unrecovered Purchased Gas Costs	—	12,970
Prepaid Pension and Post-Retirement Benefit Costs	70,858	64,125
Other Current Assets	26,324	63,723
Deferred Income Taxes	21,271	23,402

Total Current Assets	488,651	519,453

Other Assets:
Recoverable Future Taxes	79,010	79,511
Unamortized Debt Expense	12,555	15,492
Other Regulatory Assets	84,325	76,917
Deferred Charges	5,861	3,558
Other Investments	83,444	88,414
Investments in Unconsolidated Subsidiaries	16,377	11,590
Goodwill	5,476	5,476
Intangible Assets	29,757	31,498
Fair Value of Derivative Financial Instruments	6,170	11,305
Deferred Income Taxes	5,421	9,003
Other	7,716	4,388

Total Other Assets	336,112	337,152

Total Assets	$3,793,125	$3,734,331

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders’ Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and Outstanding - 83,536,549 Shares and 83,402,670 Shares, Respectively	$83,537	$83,403
Paid in Capital	568,537	543,730
Earnings Reinvested in the Business	855,803	786,013

Total Common Shareholder Equity Before Items of Other Comprehensive Income	1,507,877	1,413,146
Accumulated Other Comprehensive Income	43,984	30,416

Total Comprehensive Shareholders’ Equity	1,551,861	1,443,562
Long-Term Debt, Net of Current Portion	799,000	1,095,675

Total Capitalization	2,350,861	2,539,237

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	—	—
Current Portion of Long-Term Debt	200,050	22,925
Accounts Payable	120,978	133,034
Amounts Payable to Customers	19,197	23,935
Dividends Payable	25,897	25,008
Interest Payable on Long-Term Debt	13,541	18,420
Other Accruals and Current Liabilities	96,587	27,040
Fair Value of Derivative Financial Instruments	17,133	39,983

Total Current and Accrued Liabilities	493,383	290,345

Deferred Credits:
Deferred Income Taxes	566,133	544,502
Taxes Refundable to Customers	10,437	10,426
Unamortized Investment Tax Credit	5,568	6,094
Cost of Removal Regulatory Liability	88,949	85,076
Other Regulatory Liabilities	73,212	75,456
Post-Retirement Liabilities	24,310	32,918
Asset Retirement Obligations	80,739	77,392
Other Deferred Credits	99,533	72,885

Total Deferred Credits	948,881	904,749

Commitments and Contingencies	—	—

Total Capitalization and Liabilities	$3,793,125	$3,734,331

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	June 30,
(Thousands of Dollars)	2007	2006

Operating Activities:
Net Income Available for Common Stock	$179,765	$136,123
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Impairment of Oil and Gas Producing Properties	—	62,371
Depreciation, Depletion and Amortization	125,986	134,267
Deferred Income Taxes	27,107	(17,430)
Income from Unconsolidated Subsidiaries, Net of Cash Distributions	(1,486)	2,452
Excess Tax Benefits Associated with Stock-Based Compensation Awards	(13,689)	(6,515)
Other	4,722	(6,493)
Change in:
Hedging Collateral Deposits	16,276	63,100
Receivables and Unbilled Utility Revenue	(73,150)	(72,496)
Gas Stored Underground and Materials and Supplies	34,725	21,098
Unrecovered Purchased Gas Costs	12,970	14,817
Prepayments and Other Current Assets	30,685	21,800
Accounts Payable	(12,560)	(24,650)
Amounts Payable to Customers	(4,738)	30,418
Other Accruals and Current Liabilities	77,842	49,950
Other Assets	918	(15,753)
Other Liabilities	(821)	16,855

Net Cash Provided by Operating Activities	$404,552	$409,914

Investing Activities:
Capital Expenditures	($206,509)	($218,658)
Investment in Partnership	(3,300)	—
Net Proceeds from Sale of Oil and Gas Producing Properties	5,137	4
Other	(1,072)	(1,578)

Net Cash Used in Investing Activities	($205,744)	($220,232)

Financing Activities:
Excess Tax Benefits Associated with Stock-Based Compensation Awards	$13,689	$6,515
Shares Repurchased under Repurchase Plan	(43,344)	(76,540)
Reduction of Long-Term Debt	(119,550)	(7,157)
Dividends Paid on Common Stock	(74,748)	(73,275)
Proceeds From Issuance of Common Stock	16,819	23,399

Net Cash Used In Financing Activities	($207,134)	($127,058)

Effect of Exchange Rates on Cash	1,245	1,395

Net Increase (Decrease) in Cash and Temporary Cash Investments	(7,081)	64,019
Cash and Temporary Cash Investments at Beginning of Period	69,611	57,607

Cash and Temporary Cash Investments at June 30	$62,530	$121,626

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
(Thousands of Dollars, except per share amounts)	2007	2006	Variance	2007	2006	Variance
UTILITY SEGMENT
Revenues from External Customers	$210,604	$186,661	$23,943	$1,000,860	$1,154,375	$(153,515)
Intersegment Revenues	2,586	2,514	72	12,556	12,317	239

Total Operating Revenues	213,190	189,175	24,015	1,013,416	1,166,692	(153,276)

Operating Expenses:
Purchased Gas	131,469	115,463	16,006	670,694	830,823	(160,129)
Operation and Maintenance	47,231	45,889	1,342	165,446	163,098	2,348
Property, Franchise and Other Taxes	11,688	11,106	582	36,986	36,878	108
Depreciation, Depletion and Amortization	10,053	10,054	(1)	30,153	30,058	95

	200,441	182,512	17,929	903,279	1,060,857	(157,578)

Operating Income	12,749	6,663	6,086	110,137	105,835	4,302

Other Income (Expense):
Interest Income	100	162	(62)	562	542	20
Other Income	273	205	68	926	609	317
Other Interest Expense	(6,697)	(5,789)	(908)	(21,343)	(19,392)	(1,951)

Income Before Income Taxes	6,425	1,241	5,184	90,282	87,594	2,688
Income Tax Expense	2,720	414	2,306	35,960	36,360	(400)

Net Income	$3,705	$827	$2,878	$54,322	$51,234	$3,088
				-
Net Income Per Share (Diluted)	$0.04	$0.01	$0.03	$0.64	$0.59	$0.05
				-

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
	2007	2006	Variance	2007	2006	Variance

PIPELINE AND STORAGE SEGMENT
Revenues from External Customers	$30,128	$30,750	$(622)	$94,889	$104,835	$(9,946)
Intersegment Revenues	20,332	20,298	34	61,585	61,304	281

Total Operating Revenues	50,460	51,048	(588)	156,474	166,139	(9,665)

Operating Expenses:
Purchased Gas	—	(80)	80	(11)	(18)	7
Operation and Maintenance	9,471	15,613	(6,142)	42,118	47,878	(5,760)
Property, Franchise and Other Taxes	4,182	4,012	170	12,795	11,979	816
Depreciation, Depletion and Amortization	7,995	9,290	(1,295)	24,851	27,649	(2,798)

	21,648	28,835	(7,187)	79,753	87,488	(7,735)

Operating Income	28,812	22,213	6,599	76,721	78,651	(1,930)

Other Income (Expense):
Interest Income	100	120	(20)	224	316	(92)
Other Income	154	116	38	418	384	34
Interest Expense on Long-Term Debt	(21)	(245)	224	1,807	(837)	2,644
Other Interest Expense	(3,112)	(1,339)	(1,773)	(8,140)	(3,728)	(4,412)

Income Before Income Taxes	25,933	20,865	5,068	71,030	74,786	(3,756)
Income Tax Expense	10,482	8,223	2,259	27,955	29,402	(1,447)

Net Income	$15,451	$12,642	$2,809	$43,075	$45,384	$(2,309)

Net Income Per Share (Diluted)	$0.18	$0.15	$0.03	$0.51	$0.53	$(0.02)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
(Thousands of Dollars, except per share amounts)	2007	2006	Variance	2007	2006	Variance

EXPLORATION AND PRODUCTION SEGMENT
Operating Revenues	$94,394	$86,600	$7,794	$275,712	$257,406	$18,306

Operating Expenses:
Purchased Gas	—	—	—	—	98	(98)
Operation and Maintenance:
General and Administrative Expense	6,860	5,783	1,077	18,379	18,465	(86)
Lease Operating Expense	15,248	11,485	3,763	43,649	38,179	5,470
All Other Operation and Maintenance Expense	2,397	1,976	421	7,108	5,968	1,140
Property, Franchise and Other Taxes (Lease Operating Expense)	1,470	1,236	234	3,861	3,972	(111)
Depreciation, Depletion and Amortization	21,832	25,997	(4,165)	66,755	70,655	(3,900)
Impairment of Oil and Gas Producing Properties	—	62,371	(62,371)	—	62,371	(62,371)

	47,807	108,848	(61,041)	139,752	199,708	(59,956)

Operating Income (Loss)	46,587	(22,248)	68,835	135,960	57,698	78,262

Other Income (Expense):
Interest Income	2,383	2,332	51	7,570	6,113	1,457
Interest Expense on Long-Term Debt	(1,188)	—	(1,188)	(1,188)	—	(1,188)
Other Interest Expense	(12,510)	(12,671)	161	(38,406)	(37,622)	(784)

Income (Loss) Before Income Taxes	35,272	(32,587)	67,859	103,936	26,189	77,747
Income Tax Expense (Benefit)	10,837	(17,460)	28,297	38,978	(1,963)	40,941

Net Income (Loss)	$24,435	$(15,127)	$39,562	$64,958	$28,152	$36,806

Net Income (Loss) Per Share (Diluted)	$0.29	$(0.18)	$0.47	$0.76	$0.33	$0.43

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
	2007	2006	Variance	2007	2006	Variance

ENERGY MARKETING SEGMENT
Operating Revenues	$113,380	$94,747	$18,633	$360,036	$446,367	$(86,331)
Operating Expenses:
Purchased Gas	110,765	91,920	18,845	343,047	433,311	(90,264)
Operation and Maintenance	1,199	1,404	(205)	3,711	3,894	(183)
Property, Franchise and Other Taxes	11	8	3	46	(232)	278
Depreciation, Depletion and Amortization	9	10	(1)	23	46	(23)

	111,984	93,342	18,642	346,827	437,019	(90,192)

Operating Income	1,396	1,405	(9)	13,209	9,348	3,861
Other Income (Expense):
Interest Income	359	132	227	498	301	197
Other Income	273	143	130	590	363	227
Other Interest Expense	(2)	(16)	14	(253)	(207)	(46)

Income Before Income Taxes	2,026	1,664	362	14,044	9,805	4,239
Income Tax Expense	793	619	174	5,613	3,896	1,717

Net Income	$1,233	$1,045	$188	$8,431	$5,909	$2,522

Net Income Per Share (Diluted)	$0.01	$0.01	$—	$0.10	$0.07	$0.03

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
(Thousands of Dollars, except per share amounts)	2007	2006	Variance	2007	2006	Variance

TIMBER SEGMENT
Revenues from External Customers	$13,131	$15,311	$(2,180)	$43,079	$51,377	$(8,298)

Intersegment Revenues	—	4	(4)	—	4	(4)

Total Operating Revenues	13,131	15,315	(2,184)	43,079	51,381	(8,302)

Operating Expenses:
Operation and Maintenance	11,919	10,898	1,021	32,031	35,328	(3,297)
Property, Franchise and Other Taxes	363	382	(19)	1,183	1,241	(58)
Depreciation, Depletion and Amortization	843	1,275	(432)	3,093	4,913	(1,820)

	13,125	12,555	570	36,307	41,482	(5,175)

Operating Income	6	2,760	(2,754)	6,772	9,899	(3,127)

Other Income (Expense):
Interest Income	310	217	93	923	518	405
Other Income	—	—	—	21	52	(31)
Other Interest Expense	(808)	(778)	(30)	(2,403)	(2,299)	(104)

Income (Loss) Before Income Taxes	(492)	2,199	(2,691)	5,313	8,170	(2,857)
Income Tax Expense (Benefit)	(128)	670	(798)	2,260	2,935	(675)

Net Income (Loss)	$(364)	$1,529	$(1,893)	$3,053	$5,235	$(2,182)

Net Income (Loss) Per Share (Diluted)	$—	$0.02	$(0.02)	$0.04	$0.06	$(0.02)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
	2007	2006	Variance	2007	2006	Variance

ALL OTHER
Revenues from External Customers	$1,308	$1,192	$116	$4,387	$2,250	$2,137
Intersegment Revenues	2,253	1,354	899	6,540	7,938	(1,398)

Total Operating Revenues	3,561	2,546	1,015	10,927	10,188	739

Operating Expenses:
Purchased Gas	1,910	1,395	515	5,560	6,366	(806)
Operation and Maintenance	1,007	803	204	2,763	2,598	165
Property, Franchise and Other Taxes	22	33	(11)	69	75	(6)
Depreciation, Depletion and Amortization	196	196	—	589	593	(4)

	3,135	2,427	708	8,981	9,632	(651)

Operating Income	426	119	307	1,946	556	1,390

Other Income (Expense):
Income from Unconsolidated Subsidiaries	926	215	711	3,099	2,199	900
Interest Income	4	7	(3)	11	20	(9)
Other Income	12	27	(15)	37	42	(5)
Other Interest Expense	(662)	(668)	6	(1,999)	(1,874)	(125)

Income (Loss) Before Income Taxes	706	(300)	1,006	3,094	943	2,151
Income Tax Expense (Benefit)	248	(88)	336	1,183	539	644

Net Income (Loss)	$458	$(212)	$670	$1,911	$404	$1,507

Net Income (Loss) Per Share (Diluted)	$0.01	$—	$0.01	$0.02	$—	$0.02

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
CORPORATE	2007	2006	Variance	2007	2006	Variance

Revenues from External Customers	$200	$191	$9	$578	$579	$(1)
Intersegment Revenues	853	737	116	2,616	2,212	404

Total Operating Revenues	1,053	928	125	3,194	2,791	403

Operating Expenses:
Operation and Maintenance	2,405	3,110	(705)	9,415	6,560	2,855
Property, Franchise and Other Taxes	68	68	—	209	234	(25)
Depreciation, Depletion and Amortization	172	121	51	522	353	169

	2,645	3,299	(654)	10,146	7,147	2,999

Operating Income (Loss)	(1,592)	(2,371)	779	(6,952)	(4,356)	(2,596)

Other Income (Expense):
Interest Income	21,711	20,424	1,287	65,778	60,127	5,651
Other Income	75	55	20	2,036	85	1,951
Interest Expense on Long-Term Debt	(17,017)	(17,890)	873	(52,777)	(53,665)	888
Other Interest Expense	(1,039)	(956)	(83)	(4,002)	(2,780)	(1,222)

Income (Loss) Before Income Taxes	2,138	(738)	2,876	4,083	(589)	4,672
Income Tax Expense (Benefit)	258	(145)	403	68	(394)	462

Net Income (Loss)	$1,880	$(593)	$2,473	$4,015	$(195)	$4,210

Net Income (Loss) Per Share (Diluted)	$0.02	$(0.01)	$0.03	$0.04	$—	$0.04

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
INTERSEGMENT ELIMINATIONS	2007	2006	Variance	2007	2006	Variance

Intersegment Revenues	$(26,024)	$(24,907)	$(1,117)	$(83,297)	$(83,775)	$478

Operating Expenses:
Purchased Gas	(25,069)	(24,063)	(1,006)	(80,372)	(82,628)	2,256
Operation and Maintenance	(955)	(844)	(111)	(2,925)	(1,147)	(1,778)

	(26,024)	(24,907)	(1,117)	(83,297)	(83,775)	478

Operating Income	—	—	—	—	—	—

Other Income (Expense):
Interest Income	(23,318)	(21,191)	(2,127)	(71,669)	(63,636)	(8,033)
Other Interest Expense	23,318	21,191	2,127	71,669	63,636	8,033

Net Income	$—	$—	$—	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
	(Unaudited)			(Unaudited)
			Increase			Increase
	2007	2006	(Decrease)	2007	2006	(Decrease)
Capital Expenditures:
Utility	$14,387	$14,012	$375	$39,945	$39,372	$573
Pipeline and Storage	16,255	5,033	11,222	26,408	15,361	11,047
Exploration and Production	42,421	63,999	(21,578)	138,287	160,323	(22,036)
Energy Marketing	41	—	41	57	6	51
Timber	1,056	378	678	2,263	1,130	1,133

Total Reportable Segments	74,160	83,422	(9,262)	206,960	216,192	(9,232)
All Other	3	22	(19)	87	78	9
Corporate	33	253	(220)	(538)	2,388	(2,926)

Total Consolidated	$74,196	$83,697	$(9,501)	$206,509	$218,658	$(12,149)

     DEGREE DAYS

				Percent Colder
				(Warmer) Than:
	Normal	2007	2006	Normal	Last Year
Three Months Ended June 30

Buffalo, NY	927	921	731	(0.6)	26.0
Erie, PA	885	900	812	1.7	10.8

Nine Months Ended June 30

Buffalo, NY	6,514	6,195	5,816	(4.9)	6.5
Erie, PA	6,108	5,930	5,565	(2.9)	6.6

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2007	2006	(Decrease)	2007	2006	(Decrease)
Gas Production/Prices:
Production (MMcf)
Gulf Coast	2,317	2,109	208	7,934	6,529	1,405
West Coast	1,019	983	36	2,883	2,933	(50)
Appalachia	1,266	1,267	(1)	3,998	3,766	232
Canada	1,639	2,158	(519)	5,216	5,830	(614)

	6,241	6,517	(276)	20,031	19,058	973

Average Prices (Per Mcf)
Gulf Coast	$7.37	$6.97	$0.40	$6.74	$8.56	$(1.82)
West Coast	7.20	6.06	1.14	6.76	8.42	(1.66)
Appalachia	8.59	7.26	1.33	7.71	10.29	(2.58)
Canada	6.82	5.54	1.28	6.34	7.75	(1.41)
Weighted Average	7.45	6.41	1.04	6.83	8.64	(1.81)
Weighted Average after Hedging	7.33	6.57	0.76	7.04	7.43	(0.39)

Oil Production/Prices:
Production (Thousands of Barrels)
Gulf Coast	165	192	(27)	540	479	61
West Coast	599	638	(39)	1,789	1,962	(173)
Appalachia	32	19	13	91	41	50
Canada	58	66	(8)	175	221	(46)

	854	915	(61)	2,595	2,703	(108)

Average Prices (Per Barrel)
Gulf Coast	$65.17	$67.52	$(2.35)	$59.37	$62.04	$(2.67)
West Coast	57.77	61.51	(3.74)	52.96	55.40	(2.44)
Appalachia	60.43	63.15	(2.72)	59.35	61.92	(2.57)
Canada	51.58	57.88	(6.30)	48.16	49.25	(1.09)
Weighted Average	58.87	62.54	(3.67)	54.20	56.17	(1.97)
Weighted Average after Hedging	53.40	45.13	8.27	48.37	39.56	8.81

Total Production (Mmcfe)	11,365	12,007	(642)	35,601	35,276	325

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.60	$0.48	$0.12	$0.52	$0.52	$—
Lease Operating Expense per Mcfe (1)	$1.47	$1.06	$0.41	$1.33	$1.19	$0.14
Depreciation, Depletion & Amortization per Mcfe (1)	$1.92	$2.17	$(0.25)	$1.88	$2.00	$(0.12)

(1)	Refer to page 17 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION
Hedging Summary for the Remaining Three Months of Fiscal 2007

SWAPS	Volume	Average Hedge Price
Oil	0.2 MMBBL	$37.86 / BBL
Gas	3.3 BCF	$7.41 / MCF

No-cost Collars	Volume	Floor Price	Ceiling Price
Gas	1.3 BCF	$7.42 / MCF	$16.42 / MCF
Hedging Summary for Fiscal 2008

SWAPS	Volume	Average Hedge Price
Oil Gas	0.8 MMBBL 7.9 BCF	$54.27 / BBL $8.38 / MCF

No-cost Collars	Volume	Floor Price	Ceiling Price
Gas	1.4 BCF	$8.83/MCF	$16.45/MCF
Hedging Summary for Fiscal 2009

SWAPS	Volume	Average Hedge Price
Oil	0.2 MMBBL	$54.70 / BBL
Gross Wells in Process of Drilling
Nine Months Ended June 30, 2007

				Total		Total
	Gulf	West	East	U.S.	Canada	Company
Wells in Process - Beginning Period
Exploratory	4.00	1.00	10.00	15.00	5.00	20.00
Developmental	1.00	5.00	44.00	50.00	0.00	50.00
Wells Commenced
Exploratory	5.00	0.00	15.00	20.00	8.00	28.00
Developmental	2.00	60.00	127.00	189.00	3.00	192.00
Wells Completed
Exploratory	3.00	1.00	3.00	7.00	10.00	17.00
Developmental	2.00	59.00	115.00	176.00	3.00	179.00
Wells Plugged & Abandoned
Exploratory	3.00	0.00	0.00	3.00	0.00	3.00
Developmental	0.00	2.00	2.00	4.00	0.00	4.00
Wells in Process - End of Period
Exploratory	3.00	0.00	22.00	25.00	3.00	28.00
Developmental	1.00	4.00	54.00	59.00	0.00	59.00
Net Wells in Process of Drilling
Nine Months Ended June 30, 2007

				Total		Total
	Gulf	West	East	U.S.	Canada	Company
Wells in Process - Beginning Period
Exploratory	2.02	0.50	10.00	12.52	2.13	14.65
Developmental	0.67	5.00	44.00	49.67	0.00	49.67
Wells Commenced
Exploratory	2.01	0.00	13.60	15.61	4.54	20.15
Developmental	1.00	59.99	124.00	184.99	1.80	186.79
Wells Completed
Exploratory	1.20	0.50	2.60	4.30	5.88	10.18
Developmental	1.00	58.99	113.00	172.99	1.80	174.79
Wells Plugged & Abandoned
Exploratory	1.42	0.00	0.00	1.42	0.00	1.42
Developmental	0.00	2.00	2.00	4.00	0.00	4.00
Wells in Process - End of Period
Exploratory	1.41	0.00	21.00	22.41	0.79	23.20
Developmental	0.67	4.00	53.00	57.67	0.00	57.67

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION
Fiscal 2008 Financial & Operating Guidance

Total Production (Bcfe)	38 - 44

Production by Division (Bcfe)
Gulf	14.5 - 17.5
East	6.5 - 7.5
West	17 - 19

Crude Oil Average 2008 NYMEX ($/Bbl) as of July 24, 2007 (without hedges):		$72.69

Forecast price differentials

Gulf	-$2.00 to -$5.00
East	-$3.00 to -$5.00
West	-$9.00 to -$13.00

Natural Gas Average 2008 NYMEX ($/Mmbtu) as of July 24, 2007 (without hedges):		$7.79

Forecast price differentials

Gulf	-$0.25 to -$0.75
East	-$0.25 to +$0.25
West	-$1.00 to -$1.50

Cost and Expenses $ per Mcfe

Lease Operating Expenses	$1.10 - $1.25
Depreciation, Depletion and Amortization	$2.20 - $2.30
Other Taxes (% of Revenue)	$0.20 - $0.25

Other Operating Expenses	$6M - $7M
General and Administrative	$20M - $22M

	Capital Investment by Division	Number of Wells to be Drilled
Gulf	$50M — $52M	4 — 8
East	$57M — $60M	230 — 270
West	$44M — $47M	75 — 90
Total	$151M — $159M

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
Utility Throughput — (millions of cubic feet — MMcf)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2007	2006	(Decrease)	2007	2006	(Decrease)
Retail Sales:
Residential Sales	10,679	8,740	1,939	56,729	55,071	1,658
Commercial Sales	1,836	1,459	377	10,132	9,940	192
Industrial Sales	113	114	(1)	628	900	(272)

	12,628	10,313	2,315	67,489	65,911	1,578
Off-System Sales	467	—	467	467	—	467
Transportation	12,981	12,185	796	53,556	48,646	4,910

	26,076	22,498	3,578	121,512	114,557	6,955

Pipeline & Storage Throughput- (MMcf)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2007	2006	(Decrease)	2007	2006	(Decrease)
Firm Transportation - Affiliated	19,817	15,753	4,064	100,563	92,615	7,948
Firm Transportation - Non-Affiliated	58,638	54,867	3,771	172,950	195,655	(22,705)
Interruptible Transportation	1,670	2,220	(550)	3,597	7,774	(4,177)

	80,125	72,840	7,285	277,110	296,044	(18,934)

Energy Marketing Volumes

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2007	2006	(Decrease)	2007	2006	(Decrease)
Natural Gas (MMcf)	13,014	11,190	1,824	44,063	38,496	5,567

Timber Board Feet (Thousands)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2007	2006	(Decrease)	2007	2006	(Decrease)
Log Sales	1,724	1,767	(43)	6,458	7,540	(1,082)
Green Lumber Sales	2,709	3,126	(417)	6,619	8,082	(1,463)
Kiln-dried Lumber Sales	4,001	4,240	(239)	10,953	13,239	(2,286)

	8,434	9,133	(699)	24,030	28,861	(4,831)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
FISCAL 2008 EARNINGS GUIDANCE AND SENSITIVITY

Earnings per share sensitivity to changes
Fiscal 2008 (Diluted earnings per share guidance*)				from NYMEX prices used in guidance* ^
				$1 change per MMBtu gas		$5 change per Bbl oil
	Range			Increase	Decrease	Increase	Decrease
Consolidated Earnings	$2.45	-	$2.65	+ $0.09	- $0.09	+ $0.08	- $0.08

NYMEX Settlement Prices at July 24, 2007
	Natural Gas	Oil
	($ per MMBtu)	($ per Bbl)
Oct-07	$6.128	$73.39
Nov-07	$7.078	$73.25
Dec-07	$8.028	$73.10
Jan-08	$8.468	$72.95
Feb-08	$8.488	$72.82
Mar-08	$8.338	$72.70
Apr-08	$7.713	$72.59
May-08	$7.678	$72.48
Jun-08	$7.768	$72.39
Jul-08	$7.866	$72.29
Aug-08	$7.939	$72.19
Sep-08	$7.994	$72.09

Average	$7.791	$72.69

*	Please refer to forward looking statement footnote at page 8 of this document.

^	This sensitivity table is current as of August 1, 2007 and only considers revenue from the Exploration and Production segment’s crude oil and natural gas sales. The sensitivities will become obsolete with the passage of time, changes in Seneca’s production forecast, changes in basis differential, as additional hedging contracts are entered into, and with the settling of NYMEX hedge contracts at their maturity.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Quarter Ended June 30 (unaudited)	2007	2006
Operating Revenues	$463,145,000	$415,452,000

Net Income Available for Common Stock	$46,798,000	$111,000

Earnings Per Common Share:
Basic	$0.56	$—

Diluted	$0.55	$—

Weighted Average Common Shares:
Used in Basic Calculation	83,483,718	84,013,556

Used in Diluted Calculation	85,668,055	86,016,131

Nine Months Ended June 30 (unaudited)

Operating Revenues	$1,779,541,000	$2,017,189,000

Net Income Available for Common Stock	$179,765,000	$136,123,000

Earnings Per Common Share:
Basic	$2.17	$1.62

Diluted	$2.11	$1.58

Weighted Average Common Shares:
Used in Basic Calculation	83,018,583	84,231,490

Used in Diluted Calculation	85,192,777	86,150,927

Twelve Months Ended June 30 (unaudited)
Operating Revenues	$2,074,010,000	$2,304,253,000

Income from Continuing Operations	$181,733,000	$154,435,000
Income from Discontinued Operations, Net of Tax	—	30,900,000

Net Income Available for Common Stock	$181,733,000	$185,335,000

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$2.19	$1.83
Income from Discontinued Operations	—	0.37

Net Income Available for Common Stock	$2.19	$2.20

Diluted:
Income from Continuing Operations	$2.13	$1.79
Income from Discontinued Operations	—	0.36

Net Income Available for Common Stock	$2.13	$2.15

Weighted Average Common Shares:
Used in Basic Calculation	83,122,932	84,205,652

Used in Diluted Calculation	85,290,812	86,063,076